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                                                                   EXHIBIT 10(K)

                 EMPLOYMENT, RETIREMENT AND CONSULTING AGREEMENT

      THIS EMPLOYMENT, RETIREMENT AND CONSULTING AGREEMENT (this "Agreement") is made as of November 1, 2004 by and between STEVEN K. CHANCE ("Chance") and TELEFLEX INCORPORATED (the "Company").

                                   Background

      A. Chance has requested that his executive responsibilities to the Company be restructured to accommodate his desire (i) to decrease his work schedule,
(ii) to retire from the Company on July 31, 2005 and (iii) thereafter to serve the Company until April 30, 2007 as an independent consultant.

      B. On April 30, 2004 Chance ceased to hold the office of Vice President, General Counsel of the Company but continued to be employed by the Company.

      C. The purpose of this Agreement is to set forth the terms on which Chance will continue to serve the Company until April 30, 2007 and related matters.

                                      Terms

      THE PARTIES, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, agree as follows:

      1. Employment to July 31, 2005. Subject to the terms of this Agreement, Chance will continue to be employed by the Company until July 31, 2005 (the "Employment Term").

            (a) Responsibilities and Duties. During the Employment Term, Chance will report directly to the President of the Company and will have such responsibilities and duties, involving Legal Department services, as the President of the Company may assign from time to time. Chance will be scheduled to work 20 hours per week on average, subject to holidays and vacation periods. Chance will arrange his work schedule periodically in consultation with the President.

            (b) Compensation and Benefits. During the Employment Term, the Company will pay Chance monthly a salary at the annual rate of $288,500. Chance will not be eligible to receive additional compensation under the Company's compensation plans, such as the Profit Participation Plan and the Long Term Incentive Plan. During the Employment Period, Chance may participate in all employee benefit plans generally available to senior executives of the Company, to the extent that the terms of his employment meet the eligibility requirements of such plans.

            (c) Retirement on July 31, 2005. Without any further notice or other action by the Company or Chance, Chance's employment will terminate, and Chance will retire, on

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July 31, 2005. After such date Chance may participate in benefit plans of the
Company to the extent that such plans provide for participation by Chance as a retired former employee.

      2. Consultancy from August 1, 2005 to April 30, 2007. During the period August 1, 2005 to April 30, 2007 (the "Consultancy Term") Chance will make himself available to serve the Company as an independent consultant, performing such responsibilities and duties as the Company may request from time to time; provided that Chance may decline any requests for service in excess of 20 service days in any calendar quarter.

         During the Consultancy Term, the Company will pay Chance monthly a retainer fee at the annual rate of $156,250. In addition, Chance will be paid such reasonable compensation, for each day he performs any such consulting services, as Chance and the Company may agree in writing.

      3. Performance of Duties; Other Business Activities. Chance will faithfully perform his duties under this Agreement, in a manner consistent with the standards of performance reasonably expected of a senior executive. During the Employment and Consultancy Terms Chance may undertake other employment and engage in other business activities, so long as such activity does not (i) involve substantially full time employment by another employer, (ii) interfere with Chance's performance of his responsibilities and duties hereunder or (iii) violate any provision of Section 4.

      4. Restrictive Covenants.

            (a) Non-Competition. During the Employment and Consultancy Terms, without the prior consent of the Chief Executive Officer of the Company, Chance will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any manner with, any business which directly or indirectly competes with the business of the Company or any Affiliate in any part of the world in which the Company or any such Affiliate, as the case may be, now carries on business; provided that the ownership of less than 1% of the outstanding shares of stock of any class of any corporation (or similar equity interest of any enterprise) which is listed on the New York Stock Exchange or the American Stock Exchange, or traded or quoted on the NASDAQ National Market shall not be prohibited by the foregoing.

            (b) Conflicts of Interest. At any time during the Employment and Consultancy Terms, without the prior written consent of the Chief Executive Officer of the Company, Chance will not provide services, counsel or advice (as an employee, independent consultant, attorney or otherwise) to any enterprise which, to Chance's knowledge, is at such time a customer, supplier, Affiliate or Minority Affiliate of the Company; provided that the foregoing shall not apply to, and the Company hereby consents pursuant to this Section 4(b) to, Chance's undertaking any existing or future engagement for certain Minority Affiliates, which is described in Chance's memorandum dated August 19, 2004, a copy of which is attached hereto as Exhibit A.

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            (c) Confidential Information. During the Employment and Consultancy
Terms and thereafter Chance will not use for Chance's own benefit or disclose to any other Person any confidential information of the Company or any of its Affiliates without written authority from the then most senior executive officer of the Company, except as may be required by law. "Confidential information" means all data and information, whether or not in written form, relating to the customers, finances, processes, know-how, plans and arrangements or other affairs of the Company or any of its Affiliates which has not been made available to the public generally (otherwise than in violation of this or any other confidentiality agreement or applicable law).

            (d) Remedies. Chance acknowledges that in the event of a breach or threatened breach of the provisions of this Section 4, the Company's remedy at law will be inadequate and the Company will be entitled to appropriate injunctive or other equitable relief. Should the provisions of this Section be adjudged invalid to any extent by any competent tribunal, such provisions will be deemed modified to the extent necessary to make them enforceable.

      5. General Release by Chance.

            (a) Chance hereby releases and forever discharges each of the Company, its Affiliates and the directors, officers and employees of the Company or any such Affiliate (collectively, the "Releasees") from any and all claims, demands, obligations, actions and causes of action, which Chance now has, has had or may hereafter have, against any of the Releasees, whether at law or in equity, known or unknown, matured or unmatured, for or by reason of any cause, matter or thing whatsoever, that arose or occurred at any time from the beginning of the world to the date of this Agreement, including the following:

                  (i) Any claim for wrongful discharge, breach of covenant of good faith and fair dealing, duress, intentional or negligent infliction of emotional distress, breach of contract or implied contract, negligence, misrepresentation, fraud, defamation or invasion of privacy; and

                  (ii) Any claim for employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability, sexual orientation, marital status or any other characteristic protected by law and any claim of violation of any law, including any claim for discrimination under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000 et seq., the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, 29 U.S.C. Section 626(f), the Pennsylvania Human Relations Act, the Fair Labor Standards Act or the Employee Retirement Income Security Act;

            (b) It is expressly understood that the provisions of this Section 5 are an integral part of this Agreement and the releases provided for in this Section are granted in consideration of the mutual promises set forth in this Agreement.

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      6. Right of Revocation. The Company hereby grants to Chance, voluntarily and not by reason of any requirement of law, the right to revoke this Agreement by delivering a written notice of such revocation to the President of the Company at the Company's executive offices, 155 South Limerick Road, Limerick, Pennsylvania, within seven (7) days after the date of this Agreement. If Chance exercises such right of revocation, this Agreement shall be null and void, as if this Agreement had never been executed or delivered by either party.

      7. Construction and Definitions.

            (a) The term "Affiliate" with respect to the Company means any Person which controls, is controlled by or is under common control with, the Company.

            (b) The term "Minority Affiliate" with respect to the Company means a Person, other than an Affiliate of the Company, in which the Company holds an equity interest or a right to acquire an equity interest.

            (c) The term "Person" means a corporation, a partnership, an association, a trust or other entity or organization.

            (d) The term "including" means "including but not limited to."

            (e) Unless otherwise expressly stated in connection therewith, a reference in this Agreement to a "Section" or "party" refers to a Section of, or a party to, this Agreement.

      8. Governing Law. This Agreement will be governed by and construed in accordance with the law of Pennsylvania, excluding any rule or principle relating to conflicts or choice of law that might otherwise call for the application of the substantive law of another jurisdiction to the construction or interpretation of this Agreement.

      9. Parties in Interest. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

      10 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between the parties with respect to any of such subject matter, including any agreement or understanding with respect to any employment of Chance by the Company or Chance's entitlement to compensation or benefits by reason of, or in connection with, any such employment, whether past, present or future; provided that nothing in this Agreement is intended to supersede, terminate or otherwise modify the terms of (i) any stock option or restricted stock award granted to Chance by the Company prior to the date of this Agreement or (ii) any rights of Chance which have vested on or prior to the date of this Agreement under any employee benefit plan of the Company.

      11. Headings and Titles. The headings and titles of Sections of this Agreement are inserted for convenience of reference only, form no part of this Agreement and shall not be considered for purposes of construing or interpreting the provisions hereof.

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      12. Modification. No amendment or modification of, or supplement to, this
Agreement will be effective unless it is in writing and executed by or on behalf of the party to be charged thereunder.

      EXECUTED by the parties as of the date first above written.

                                       TELEFLEX INCORPORATED

                                       By: /s/ Jeffrey P. Black
                                           -------------------------------
                                           Jeffrey P. Black
                                           President and Chief Executive Officer

                                           /s/ Steven K. Chance
                                           -------------------------------
                                           Steven K. Chance

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